AMENDMENT TO LOAN AGREEMENT

     AMENDMENT TO LOAN AGREEMENT ("AMENDMENT"), dated as of ___________, 2000, made by and between HORIZON PERSONAL COMMUNICATIONS, INC. (hereinafter called the "Borrower"), a corporation existing under the laws of the State of Ohio and RURAL TELEPHONE FINANCE COOPERATIVE (hereinafter sometimes called the "Lender" and sometimes called the "RTFC"), a South Dakota cooperative association.

     WHEREAS, Borrower was a party to a certain Loan Agreement dated as of August 29, 1997 (the "1997 Loan Agreement") between itself and RTFC providing for an extension of credit as evidenced by a secured promissory note designated OH 803-A-01 in the principal amount of $23,557,965;

     WHEREAS, the Borrower is a party to a certain Loan Agreement (the "2000 Loan Agreement") dated ___________________, 2000 by and between itself and RTFC providing for an extension of credit as evidenced by a secured promissory note designated OH 803-9002 in the principal amount of $40,500,000; and

     WHEREAS, under the terms of the 2000 Loan Agreement, the extension of credit and advancement of funds called for in the 2000 Loan Agreement is conditioned upon the amendment of certain terms and conditions of the 1997 Loan Agreement;

     NOW THEREFORE the parties agree to the following amendments to the 1997 Loan Agreement:

1.   Section 1 is amended to add the following definition:

          "Annual Operating Cash Flow" for any fiscal year shall mean the sum of
     (a) pre-tax income, or deficit, as the case may be (excluding extraordinary gains, the write-up of any asset and any investment income or loss), (b) total interest expense (including capitalized, accreted or paid-in-kind interest), and (c) depreciation and amortization expense, as calculated on a consolidated basis for the Borrower and all its Subsidiaries, plus any equity capital raised by the Borrower over and above the corresponding per annum amounts set forth in Schedule 1, Items 8B and C of of Borrower's 2000 Loan Agreement.

2.   Section 6.04 is amended to read as follows:

     6.04. Financial Covenants. To operate its business as to achieve on the last day of each fiscal year ending December 31st, the thresholds set forth below.

     (a) Annual Operating Cash Flow: Borrower shall achieve Annual Operating Cash Flow as in amounts in excess of:

          2000        N/A           2002                    $  6,482,000
          2001        N/A           2003                    $ 17,902,000
                                    2004 and thereafter     $ 29,015,000

     (b) Minimum Population Coverage: Borrower shall design and build-out its PCS network so that the area covered by the Borrower in its markets (including network and wholesale markets) for which full service is available to subscribers shall have a population equal to or greater than the numbers established as of the calendar year-end set forth below as follows:

          2000                      2,904,000
          2001                      3,113,000
          2002 and thereafter       3,129,000

     (c) Wireless Subscribers: Borrower shall have total wireless subscribers equal to or greater than the numbers established as follows:

          2000      39,000         2002                    102,000
          2001      70,000         2003                    134,000
                                   2004 and thereafter     166,000

     (d) Debt Service Coverage Ratio: Borrower shall achieve a DSC of an amount that exceeds the ratio set forth below:

          2000      N/A            2003                        1.10:1.0
          2001      1.0:1.0        2004                        1.10:1.0
          2002      1.0:1.0        2005 and thereafter         1.25:1.0

     (e) Leverage Ratio: Borrower shall achieve a Leverage Ratio of an amount not exceeding the ratio set forth below:

          2000      N/A            2003                        6.0:1.0
          2001      N/A            2004                        5.0:1.0
          2002      10.0:1.0       2005 and thereafter         4.0:1.0

3. Except as expressly amended herein, all other terms and conditions of the 1997 Loan Agreement remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Amendment under seal as of the date first above written.

                                         HORIZON PERSONAL COMMUNICATIONS, INC.

                                         By: _________________________________

                                         Title: ______________________________

Attest: _____________________________
                Secretary


                                         RURAL TELEPHONE FINANCE COOPERATIVE


                                         By: ________________________________
(SEAL)                                   Title: Assistant Secretary-Treasurer


Attest: _____________________________
        Assistant Secretary-Treasurer